UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENTECH SOLAR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

www.envisionreports.com/ENSL

Step 1: Go to www.envisionreports.com/ENSL to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Stockholder Meeting Notice

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IMPORTANT ANNUAL STOCKHOLDERS’ MEETING

INFORMATION — YOUR VOTE COUNTS!

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Important Notice Regarding the Availability of Proxy Materials for the

Entech Solar, Inc. Annual Meeting to be Held on August 4, 2010

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the

Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The annual report, notice and proxy statement, as amended, are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 26, 2010 to facilitate timely delivery.

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Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/ENSL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials Entech Solar, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 26, 2010.

CALCULATION OF REGISTRATION FEE

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Stockholder Meeting Notice

Entech Solar, Inc.’s Annual Meeting of Stockholders will be held on August 4, 2010 at Entech Solar, Inc.’s offices,

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177, at 9:00 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1. Elect four directors to hold office for terms of one year and until their successors are elected and qualified:

Mark J. O’Neill (*), David Gelbaum (**), Peter L. Corsell (**), and David Field (***).

Note: * Director to be elected by the holders of common stock and Series D preferred stock.

** Directors to be elected by the holders of Series D preferred stock only.

*** Director to be elected by the holders of Series I preferred stock only.

2. Ratification of the selection of Amper, Politziner & Mattia, LLP as the independent registered public accountants for 2010.

3. Approval of the amendment and restatement of Entech Solar, Inc.’s Certificate of Incorporation to increase the number of authorized shares of common stock from 610,000,000 to 980,000,000 shares and to make certain other administrative and conforming changes.

4. Approval of the amendment and restatement of the Seventh Amended and Restated 1999 Incentive Stock Option Plan to, among other things,

increase the number of shares of common stock issuable thereunder from 80,000,000 to 130,000,000 shares and to make certain additional changes as are described further in the accompanying proxy statement.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to the Entech

Solar, Inc. 2010 Annual Meeting of Stockholders are available at www.entechsolar.com/contact.php.

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